Bridger Aerospace Acquires Ignis Technologies to Expand Wildland Fire Software Offerings

BELGRADE, MT, September 14, 2023 – Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER), one of the nation’s largest aerial firefighting companies, today announced that it has acquired Ignis Technologies Inc. (“Ignis”) for $3 million, with an additional contingent earn-out consideration of up to $9.0 million, paid in the form of restricted shares of Bridger common stock. Ignis is a fire technology company delivering mission-critical intelligence and technology solutions to firefighting organizations.

“The addition of Ignis maximizes the value of Bridger’s investments in FireTrac and other fire intelligence SaaS assets, and presents the clearest path to executing on our shared mission to equip firefighters with the critical technology they need to reduce the number of lives, properties and natural habitats lost to wildfire,” commented Tim Sheehy, Bridger’s Chief Executive Officer.

Ignis was founded by former wildland firefighters who understand the requirements and the value of real time wildfire information in the field. The company was created out of the urgent need for more effective systems to collect, distribute and communicate actionable intelligence and situational awareness on wildland fires.

Through collaborative development with federal, state and local fire organizations, Ignis is developing a pioneering mobile and web platform that elevates firefighter situational awareness, creates an interoperable common operating picture across firefighting units, and produces real time, high value data to help fire organizations better manage wildfire risk.

Terms of the Ignis Transaction:
•Ignis was issued $3 million in restricted common stock on the closing date, which will vest in equal increments over a twelve-month period. The price per share issued was based on a historical 30-day volume weighted average price.
•Upon the achievement of certain operational metrics by December 31, 2024, Ignis will be issued an additional $3 million in restricted common stock, which shares will vest in equal increments over a twelve-month period, with the price per share determined based upon a historical 120-day volume weighted average price at the time of issuance.
•Upon the successful completion of certain software integration with FireTrac, Bridger’s proprietary wildfire data management software, Ignis will be issued an additional $2 million in restricted common stock in each of 2024, 2025 and 2026, with the price per share determined based upon a historical 120-day volume weighted average price at the time of each issuance.

About Ignis Technologies
Ignis Technologies is headquartered in Bozeman, Montana. Its mission is to equip firefighters with the critical technology they need to reduce the number of lives, properties and natural habitats lost to wildfire.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger Aerospace is committed to utilizing its team, aircraft and technology to save lives, property and habitats threatened by wildfires. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Forward Looking Statements
Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) the ultimate outcome and benefits of the acquisition; (2) the anticipated expansion of Bridger’s operations, including for certain customers; (3) Ignis’ business plans and performance; (4) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (5) the types of services Bridger may offer; and (6) Bridger’s capital expenditures and acquisitions strategies, including anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s and/or Ignis’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger and Ignis. These forward-looking statements are subject to a number of risks and uncertainties, including: Bridger’s or Ignis’ failures to realize the anticipated benefits of the acquisition; Bridger’s successful integration of Ignis (including achievement of synergies and cost reductions); Ignis’ ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s and Ignis’ ongoing operations and businesses, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Ignis and Bridger and their employees, including as a result of the acquisition; and risks relating to potential disruption of current plans, operations and infrastructure of Ignis or Bridger as a result of the consummation of the acquisition. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports Bridger files with the U.S. Securities and Exchange Commission, including those in Bridger’s most recent Annual Report on Form 10-K and any updates thereto in Bridger’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s and/or Ignis’ expectations, plans or forecasts of future events and views as of the date of this press release. Bridger and Ignis anticipate that subsequent events and developments will cause Bridger’s and Ignis’ assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com
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